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Information

Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron Receives Media Rating Council Accreditation for the
Portable People Meter Radio Ratings Data in Riverside-San Bernardino
Accredited monthly PPM data in Riverside are based
on ‘Radio First’ methodology using telephone sampling and recruitment procedures that include both landline and cell-phone-only households.
Arbitron remains committed to MRC accreditation in all PPM markets.

NEW YORK; January 9, 2009 – Arbitron Inc. (NYSE: ARB) announced today that the Media Rating Council® (MRC) has accredited the Arbitron Portable People MeterTM radio quarter hour ratings data in Riverside-San Bernardino.

“The accreditation of the monthly PPMTM quarter hour radio estimates in Riverside-San Bernardino demonstrates that our ‘Radio First’ methodology, which uses a telephone-based sample frame and telephone recruitment, can deliver audience estimates that meet the standards of the Media Rating Council,” said Steve Morris, chairman, president and chief executive officer, Arbitron Inc. “Our goal now is to demonstrate that the sample quality initiatives we have committed to for all our PPM markets will have a continuing positive impact, just as they have had in Riverside-San Bernardino.”

“Our commitment to MRC accreditation means a commitment to continuous improvement,” said Mr. Morris. “In Riverside-San Bernardino, we are continuing to work with the MRC on enhancing the quality of the sample.”

The PPM radio estimates in Riverside are based on Arbitron’s ‘Radio First’ PPM methodology, which uses a telephone-based sampling and recruitment methodology and includes both landline and cell-phone-only households.

The MRC has accredited the monthly quarter hour radio ratings data in Riverside-San Bernardino, which are the “buy-sell” currency data for PPM markets. Arbitron has not submitted weekly and minute-by-minute PPM data for MRC accreditation.

Investor Call: Schedule and Access
Arbitron will host a conference call at 4:30 p.m. Eastern Time on Monday, January 12, 2009 to discuss the accreditation of the PPM service in Riverside-San Bernardino, the recently announced settlements with the New York and New Jersey Attorneys General and other matters.

The Company invites you to listen to the call by dialing (toll free) (888) 562-3356. The conference call can be accessed from outside of the United States by dialing (973) 582-2700. To participate, users will need to use the following code: 80146538. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 7:30 p.m. on January 12 through 11:59 p.m. on February 14, 2009. To access the replay, please call (toll free) 800-642-1687 in the United States, or 706-645-9291 if you’re calling from outside of the United States. To access the replay, users will need to enter the following code: 80146538.

About the MRC Voluntary Code of Conduct
Arbitron submits voluntarily to the Media Rating Council process and is following the requirements of the draft Voluntary Code of Conduct (VCOC).

The VCOC requires, at minimum, that a measurement service seeking to replace an existing accredited currency product in a market submit the replacement product to a rigorous independent audit and that the results of the audit are shared with customers who are members of MRC prior to commercialization of the replacement product. The VCOC also requires a period of comparison data for customers to evaluate.

Arbitron fulfilled the minimum prerequisites of the VCOC prior to the commercialization of Philadelphia on April 27, 2007, prior to the commercialization of Houston on July 18, 2007, prior to the commercialization of New York, Los Angeles, Chicago, San Francisco, Nassau-Suffolk, Riverside-San Bernardino, San Jose and Middlesex-Somerset-Union on October 6, 2008 and prior to the commercialization of Dallas-Ft. Worth, Atlanta, Washington DC and Detroit on December 31, 2008.

More information about the MRC and the MRC Accreditation process can be found at www.mediaratingcouncil.org

About the Portable People Meter
The Arbitron Portable People MeterTM system uses a passive audience measurement device – about the size of a small cell phone – to track consumer exposure to media and entertainment, including broadcast, cable and satellite television; terrestrial, satellite and online radio as well as cinema advertising and many types of place-based electronic media. Carried throughout the day by randomly selected survey participants, the PPMTM device can track when and where they watch television, listen to radio as well as how they interact with other forms of media and entertainment.

The PPM detects inaudible codes embedded in the audio portion of media and entertainment content delivered by broadcasters, content providers and distributors. At the end of the day, the meter is placed in a docking station that extracts the codes and sends them to a central computer. The PPM is equipped with a motion sensor, a patented quality control feature unique to the system, which allows Arbitron to confirm the compliance of the PPM survey participants every day.

PPM ratings are based on audience estimates and represent the opinion of Arbitron. PPM ratings, like all audience estimates however derived, should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies in the United States. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron provides additional media and marketing research services to the broadcast television, newspaper and online industries.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron’s executive offices are located in New York City.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Media Rating Council® and the “double checkmark” logo design are registered marks of the Media Rating Council.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully implement the commercialization of our Portable People MeterTM service;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism or adverse public relations efforts;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size and operational cost;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	complete the Media Rating Council (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers ;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn, generally, and in the advertising market, in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations; and

•	successfully develop and implement technology solutions to measure new forms of audio content and delivery, multimedia and advertising in an increasingly competitive environment.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the period ended September 30, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.